LIONS GATE LIGHTING CORP.

600 – 999 West Hastings Street

Vancouver, BC, V6C 2W2

Telephone: 604-729-5759

Robert McIsaac resigns as Director

VANCOUVER, CANADA – May 12, 2009 – Lions Gate Lighting Corp. (the “Company”) (OTCBB: LNLT) announces that Robert McIsaac has resigned as a director of the Company.

The Company thanks Mr. McIsaac for his services to date and wishes him success in all his future endeavours.

Robert Fraser Increases interest in the Company

Effective May 12, 2009, Robert Fraser (“Fraser”) acquired an aggregate of 450,000 shares (“Shares”) of the Company from Robert McIsaac for a total purchase price of US$100.

The Shares acquired from Robert McIsaac represent approximately 6.0% of the shares of the Compay outstanding as of May 12, 2009.

Following the acquisition of the Shares, Fraser has sole ownership of and control over 1,450,000 shares of the Company, representing approximately 19.5% of the shares of the Company outstanding as of May 12, 2009.

An Early Warning Report respecting the acquisition of the Shares will be filed and can be obtained by contacting:

Robert Fraser

661 Kenwood Road

West Vancouver, BC V7S 1S7

Telephone: (604) 729-5759

On behalf of the Board of Directors,

Lions Gate Lighting Corp.

“Robert Fraser”

Robert Fraser

President and Director

For more information contact:

Robert Fraser

Tel: 604-729-5759

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